Exhibit 99.1

Banc of California, Inc. Reports 2013 Financial Results

IRVINE, CA, March 13, 2014 – Banc of California, Inc. (NASDAQ: BANC) (the “Company”), the holding company for Banc of California, National Association (the “Bank”), today announced financial results for the three and twelve months ending December 31, 2013.

The Company reported pretax earnings of $8.8 million for the fourth quarter and $7.3 million for the full year ending December 31, 2013. The Company’s net income was $3.3 million for the quarter, with net income available to common shareholders of $2.4 million, or $.12 per diluted common share, compared with a loss of $3.5 million, or $(.30) per diluted common share, for the fourth quarter ending December 31, 2012. The Company’s effective tax rate for the full year 2013 was 99% as a result of management’s decision to fully reserve for its net Deferred Tax Asset (“DTA”) of $17.3 million as of December 31, 2013. As a result, net income for the full year was reduced to $0.08 million, with a net loss available to common shareholders of $(2.1) million, or $(.14) per diluted common share, compared with net income of $4.6 million or $.40 per diluted share common share for the full year 2012.

Steven Sugarman, President and Chief Executive Officer of the Company, stated: “2013 was a transformational year for Banc of California. I am very proud of our team and all that we have accomplished this year.  The Bank and our registered investment advisor subsidiary each made tremendous strides and finished the year profitably with accelerating pre-tax earnings. We are poised and excited to continue to execute on our strategic plans in 2014.”

Total gross loans and leases were $3.2 billion as of December 31, 2013 compared with $1.4 billion as of December 31, 2012, an increase of $1.8 billion or 132%. During the fourth quarter, the Company moved approximately $500 million of its jumbo mortgage loans previously classified as held for investment to a held for sale classification.

“We were pleased with the robust loan growth we saw in the fourth quarter. This included over $200 million of commercial loan originations during the period.  We believe that the synergies of our previous bank acquisitions are starting to deliver meaningful results,” Sugarman noted.

Deposits totaled $2.9 billion as of December 31, 2013, more than doubled from $1.3 billion in deposits as of December 31, 2012, an increase of 123%. Total deposits decreased from September 2013 as a result of the sale of eight branches located in non-target markets, representing approximately $464 million in deposits. Adjusting for the branch sale transaction, the Bank’s deposits increased at an annualized growth rate of over 18% during the fourth quarter.

Sugarman commented, “The organic growth of our retail branch deposit franchise continued to provide strong liquidity and our prudent loan to deposit ratio provides ample liquidity for loan growth in 2014.”

Consolidated capital was approximately $325 million as of December 31, 2013 compared with approximately $189 million as of December 31, 2012. The Company, which became a financial holding company in January, and the Bank are both considered to be “well capitalized” under regulatory capital standards.

The Company will discuss its 2013 earnings, among other items, during a conference call on March 13, 2014, at 8:00 a.m., Pacific Time. All interested parties are welcome to attend the conference call at 888-339-2688, event code 11634944.

About Banc of California, Inc.

Since 1941, Banc of California, Inc. (NASDAQ:BANC) through its banking subsidiary Banc of California, National Association, has provided banking services and home loans to businesses and families in California and the West. Today, Banc of California, Inc. has over $3.6 billion in consolidated assets and more than 80 banking locations.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by Banc of California, Inc. with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and Banc of California, Inc. undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Source: Banc of California, Inc.

Investor Relations Inquiries:
Banc of California, Inc.
Richard Herrin, (855) 361-2262

Media Inquiries:
Vectis Strategies
David Herbst, (310) 625-5849

Financial Highlights

	As of or for the three months ended			As of or for the year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2013	2013	2012	2013	2012
	($ in thousands, except per share data)

Net income (loss)	$3,321	$(8,534)	$(3,185)	$79	$5,996
Net income (loss) available to common stockholders	$2,370	$(9,480)	$(3,502)	$(2,106)	$4,637
Diluted earnings (loss) per share	$0.12	$(0.53)	$(0.30)	$(0.14)	$0.40
Return on average assets	0.37%	-0.98%	-0.75%	0.00%	0.45%
Return on average equity	4.06%	-10.05%	-6.49%	0.03%	3.17%
Net interest margin	3.90%	3.25%	3.72%	3.67%	3.69%
Non-interest income	$34,517	$18,226	$15,965	$96,743	$36,619
Non-interest expense	$57,214	$52,304	$28,943	$178,670	$71,560
Provision for loan and lease losses	$1,768	$2,109	$3,499	$7,963	$5,500
Loans and leases receivable, net of allowance	$2,427,306	$2,577,058	$1,234,023
Total deposits	$2,918,644	$3,259,374	$1,306,342
Non-accrual loans	$31,648	$15,408	$22,993
Net charge-offs	$650	$(42)	$1,430	$2,163	$3,832
Allowance for loan and lease losses (ALLL) to total loans	0.77%	0.74%	1.16%
ALLL that were collectively evaluated for impairment to originated loans	1.46%	1.30%	1.48%
ALLL and Discount to total originated and non-credit impaired loans acquired through business acquisitions (1)	1.63%	1.56%	1.52%

(1) The ratio was calculated by dividing a sum of ALLL and discounts by carrying value of loans

Banc of California, Inc.
Consolidated Statements of Financial Condition
(Dollars in thousands, except per share data)
(Unaudited)

	December 31,	September 30,	December 31,
	2013	2013	2012
ASSETS
Cash and due from banks	$4,937	$7,951	$8,254
Interest-bearing deposits	105,181	408,059	100,389
Total cash and cash equivalents	110,118	416,010	108,643
Time deposits in financial institutions	1,846	2,938	5,027
Securities available for sale	170,022	167,998	121,419
Federal Home Loan Bank and Other Bank stock, at cost	22,600	14,789	8,842
Loans held for sale	716,733	367,111	113,158
Loans and leases receivable, net of allowance	2,427,306	2,577,058	1,234,023
Servicing rights, net	13,883	7,603	2,278
Accrued interest receivable	10,866	10,425	5,002
Other real estate owned, net	-	1,383	4,527
Premises and equipment, net	66,260	61,443	16,147
Premises and equipment held-for-sale	-	3,080	-
Bank owned life insurance investment	18,881	18,834	18,704
Deferred income tax	-	5,515	7,572
Goodwill	30,143	22,086	7,048
Affordable housing fund investment	5,628	5,787	6,197
Income tax receivable	2,995	4,077	5,545
Other intangible assets, net	12,152	13,191	5,474
Other assets	18,590	19,045	13,096
Total assets	$3,628,023	$3,718,373	$1,682,702

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	$429,158	$418,759	$194,662
Interest-bearing deposits	2,489,486	2,377,847	1,111,680
Deposits held for sale	-	462,768	-
Total deposits	2,918,644	3,259,374	1,306,342
Advances from Federal Home Loan Bank	250,000	25,000	75,000
Notes payable, net	82,320	82,224	81,935
Reserve for loss reimbursements on sold loans	5,427	4,282	3,485
Accrued expenses and other liabilities	46,763	44,913	27,183
Total liabilities	3,303,154	3,415,793	1,493,945
Commitments and contingent liabilities
SHAREHOLDERS’ EQUITY
Preferred stock, Series A, non-cumulative perpetual preferred stock	31,934	31,934	31,934
Preferred stock, Series B, non-cumulative perpetual preferred stock	10,000	10,000	-
Preferred stock, Series C, 8.00% non-cumulative perpetual preferred stock	37,943	37,943	-
Common stock	210	188	120
Common stock, class B non-voting non-convertible	6	5	11
Additional paid-in capital	256,306	230,804	154,563
Retained earnings	16,981	17,027	26,550
Treasury stock	(27,911)	(25,455)	(25,818)
Accumulated other comprehensive (loss)/income, net	(600)	134	1,397
Total shareholders’ equity	324,869	302,580	188,757
Total liabilities and shareholders’ equity	$3,628,023	$3,718,373	$1,682,702

Banc of California, Inc.
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2013	2013	2012	2013	2012
Interest and dividend income
Loans, including fees	$39,922	$32,061	$16,882	$116,673	$51,942
Securities	473	1,292	597	2,632	2,736
Dividends and other interest-earning assets	361	493	127	1,206	353
Total interest and dividend income	40,756	33,846	17,606	120,511	55,031
Interest expense
Deposits	5,665	5,084	1,675	16,051	5,960
Federal Home Loan Bank advances	92	56	82	269	348
Capital leases	(38)	27	5	21	9
Notes payable	1,735	1,736	1,007	6,941	2,162
Total interest expense	7,454	6,903	2,769	23,282	8,479
Net interest income	33,302	26,943	14,837	97,229	46,552
Provision for loan and lease losses	1,768	2,109	3,499	7,963	5,500
Net interest income after provision for loan and lease losses	31,534	24,834	11,338	89,266	41,052
Noninterest income
Customer service fees	266	621	601	1,942	1,883
Mortgage banking income	15,028	16,231	15,764	67,890	21,310
All other income	19,223	1,374	(400)	26,911	13,426
Total noninterest income	34,517	18,226	15,965	96,743	36,619
Noninterest expense
Salaries and employee benefits	36,117	30,179	18,234	110,687	41,891
Occupancy and equipment	7,592	5,247	3,109	19,662	7,902
All other expenses	13,505	16,878	7,600	48,321	21,767
Total noninterest expense	57,214	52,304	28,943	178,670	71,560
Income (loss) before income taxes	8,837	(9,244)	(1,640)	7,339	6,111
Income tax (benefit) expense	5,516	(710)	1,545	7,260	115
Net income (loss)	3,321	(8,534)	(3,185)	79	5,996
Preferred stock dividends and discount accretion	951	946	317	2,185	1,359
Net income (loss) available to common shareholders	$2,370	$(9,480)	$(3,502)	$(2,106)	$4,637
Basic earnings (loss) per common share	$0.13	$(0.53)	$(0.30)	$(0.14)	$0.40
Diluted earnings (loss) per common share	$0.12	$(0.53)	$(0.30)	$(0.14)	$0.40
Basic earnings (loss) per class B common share	$0.13	$(0.53)	$(0.30)	$(0.14)	$0.40
Diluted earnings (loss) per class B common share	$0.13	$(0.53)	$(0.30)	$(0.14)	$0.40

Banc of California, Inc.
Selected Financial Data
(Dollars in thousands)

	As of or for the three months ended,			As of or for the year ended,
	December 31,	September 30,	December 31,	December 31,	December 31,
	2013	2013	2012	2013	2012
Quarterly average balance:
Total assets	$3,555,265	$3,439,433	$1,687,680	$2,773,276	$1,342,844
Total gross loans and leases	3,056,232	2,530,856	1,348,304	2,217,421	1,053,240
Securities available for sale	170,350	221,245	127,297	153,229	115,467
Total interest earning assets	3,387,120	3,286,840	1,588,273	2,647,070	1,266,609
Total deposits	2,936,922	2,948,644	1,339,639	2,313,733	1,056,937
Total borrowings	244,708	124,419	126,546	160,045	80,870
Total shareholders’ equity	324,290	336,963	195,305	264,818	189,411
Interest bearing liabilities	2,752,010	2,659,186	1,244,603	2,186,453	996,234
Profitability and other ratios:
Return on avg. assets (1)	0.37%	-0.98%	-0.75%	0.00%	0.45%
Return on avg. equity (1)	4.06%	-10.05%	-6.49%	0.03%	3.17%
Net interest margin (1)	3.90%	3.25%	3.72%	3.67%	3.69%
Noninterest income to total revenue (2)	50.90%	40.35%	51.83%	49.87%	44.03%
Noninterest income to avg. assets (1)	3.85%	2.10%	3.76%	3.49%	2.73%
Noninterest exp. to avg. assets (1)	6.38%	6.03%	6.82%	6.44%	5.33%
Efficiency ratio (3)	84.36%	115.80%	93.96%	92.11%	86.04%
Avg. loans to average deposits	104.06%	85.83%	100.65%	95.84%	99.65%
Average securities available for sale to average total assets	4.79%	6.43%	7.54%	5.53%	8.60%
Average interest-earning assets to average interest-bearing liabilities	123.08%	123.60%	127.61%	121.07%	127.14%
Average stockholders’ equity to average total assets	9.12%	9.80%	11.57%	9.55%	14.11%
Asset quality information and ratios:
Nonaccrual Loans, excluding PCI loans	$31,648	$15,408	$22,993
90+ delinquent loans, excluding PCI loans	13,441	14,100	9,123
Other real estate owned (OREO), net	-	1,383	4,527
Net loan charge-offs	650	(42)	1,430	$2,163	$3,832
Loan breakdown by evaluation type:
Originated loans
Individually evaluated for impairment	$16,704	$18,027	$28,859
Collectively evaluated for impairment	1,168,195	1,234,648	894,952
Acquired loans through business acquisitions - non-impaired
Individually evaluated for impairment	2,243	2,207	4,669
Collectively evaluated for impairment	469,916	523,590	219,771
Seasoned SFR mortgage loan pools - non-impaired	449,767	468,590	-
Acquired with deteriorated credit quality	339,286	349,126	100,220
Total loans	$2,446,111	$2,596,188	$1,248,471
Allowance for loan and lease losses (ALLL) breakdown:
Originated loans
Individually evaluated for impairment	$96	$1,377	$1,187
Collectively evaluated for impairment	17,103	15,999	13,208
Acquired loans through business acquisitions - non-impaired
Individually evaluated for impairment	-	22	53
Collectively evaluated for impairment	1,410	1,420	-
Seasoned SFR mortgage loan pools - non-impaired	-	-	-
Acquired with deteriorated credit quality	196	312	-
Total ALLL	$18,805	$19,130	$14,448
Discount on Purchased/Acquired Loans:
Acquired loans through business acquisitions - non-impaired	$8,354	$9,003	$3,019
Seasoned SFR mortgage loan pools - non-impaired	38,240	38,002	-
Acquired with deteriorated credit quality	105,650	110,081	51,572
Total Discount	$152,244	$157,086	$54,591
Ratios:
To originated loans:
Individually evaluated for impairment	0.57%	7.64%	4.11%
Collectively evaluated for impairment	1.46%	1.30%	1.48%
Total ALLL	1.45%	1.39%	1.56%
To originated and acquired non-impaired loans:
Individually evaluated for impairment	0.51%	6.91%	3.70%
Collectively evaluated for impairment	1.13%	0.99%	1.18%
Total ALLL	1.12%	1.06%	1.26%
Total ALLL and discount (4)	1.63%	1.56%	1.52%
To total loans:
Individually evaluated for impairment	0.51%	6.91%	3.70%
Collectively evaluated for impairment	0.89%	0.78%	1.18%
Total ALLL	0.77%	0.74%	1.16%
Total ALLL and discount (4)	6.99%	6.79%	5.53%

(1) Ratios are presented on an annualized basis
(2) Total revenue is equal to the sum of net interest income before provision and noninterest income
(3) Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income before provision for loan losses and noninterest income
(4) The ratios were calculated by dividing a sum of ALLL and discounts by carrying value of loans

Banc of California, Inc.
Selected Quarterly Financial Data
(Dollars in thousands, except per share data)

	As of
	December 31,	September 30,	December 31,
	2013	2013	2012
Capital Ratios
Banc of California, Inc.
Total risk-based capital ratio:	12.45%	12.64%	15.50%
Tier 1 risk-based capital ratio:	11.41%	11.58%	14.25%
Tier 1 leverage ratio:	8.02%	7.82%	10.15%
Banc of California, NA (1)
Total risk-based capital ratio:	14.65%	15.39%	17.59%
Tier 1 risk-based capital ratio:	13.60%	14.14%	16.34%
Tier 1 leverage ratio:	9.58%	8.11%	11.16%
The Private Bank of California (1)
Total risk-based capital ratio:	N/A	11.55%	15.09%
Tier 1 risk-based capital ratio:	N/A	11.06%	14.72%
Tier 1 leverage ratio:	N/A	8.34%	11.96%

(1) On October 11, 2013, The Private Bank of California was merged with the Company's other wholly owned banking subsidiary, Banc of California, NA.

Tangible common equity to tangible assets ratio is supplemental financial information determined by a method other than in accordance with U.S. generally accepted accounting principles ("GAAP"). This non-GAAP measure is used by management in the analysis of Banc of California, Inc.’s. capital strength. Tangible equity is calculated by subtracting goodwill and other intangible assets from total stockholders' equity. Banking and financial institution regulators also exclude goodwill and other intangible assets from total stockholders' equity when assessing the capital adequacy of a financial institution. Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital strength of Banc of California, Inc.. This disclosure should not be viewed as a substitution for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table reconciles this non-GAAP performance measure to the GAAP performance measure for the periods indicated:

	As of
	December 31,	September 30,	December 31,
	2013	2013	2012
Non-GAAP performance measure
Tangible common equity to tangible assets ratio
Total assets	$3,628,023	$3,718,373	$1,682,702
Less goodwill	(30,143)	(22,086)	(7,048)
Less other intangible assets	(12,152)	(13,191)	(5,474)
Tangible assets	$3,585,728	$3,683,096	$1,670,180

Total stockholders' equity	$324,869	$302,580	$188,757
Less preferred stock	(79,877)	(79,877)	(31,934)
Less goodwill	(30,143)	(22,086)	(7,048)
Less other intangible assets	(12,152)	(13,191)	(5,474)
Tangible stockholders' equity	$202,697	$187,426	$144,301

Total stockholders' equity to total assets	8.95%	8.14%	11.22%
Tangible stockholders' equity to tangible assets	5.65%	5.09%	8.64%

Common stock outstanding	19,561,469	17,439,562	10,780,427
Class B non-voting non-convertible common stock outstanding	584,674	579,490	1,112,188
Total common stock outstanding	20,146,143	18,019,052	11,892,615

Tangible common equity per common stock	$10.06	$10.40	$12.13